Exhibit 99.1

Footnotes to Form 4

(1)
The shares of common stock were sold in connection with a public offering of the common stock of the Issuer (including pursuant to the underwriters’ exercise of their over-allotment option) pursuant to the prospectus dated November 7, 2022, and accompanying registration statement on Form S-3 (File No. 333-268197). The shares were sold at a price per share equal to the public offering price.

(2)
Represents shares of common stock sold by the following entities: (i) 413,531 shares of common stock sold by Advent International GPE VIII Limited Partnership; (ii) 448,852 shares of common stock sold by Advent International GPE VIII-B-1 Limited Partnership; (iii) 334,671 shares of common stock sold by Advent International GPE VIII-B-2 Limited Partnership; (iv) 522,592 shares of common stock sold by Advent International GPE VIII-B-3 Limited Partnership; (v) 1,261,306 shares of common stock sold by Advent International GPE VIII-B Limited Partnership; (vi) 206,013 shares of common stock sold by Advent International GPE VIII-C Limited Partnership; (vii) 176,191 shares of common stock sold by Advent International GPE VIII-D Limited Partnership; (viii) 52,212 shares of common stock sold by Advent International GPE VIII-F Limited Partnership; (ix) 462,569 shares of common stock sold by Advent International GPE VIII-H Limited Partnership; (x) 430,132 shares of common stock sold by Advent International GPE VIII-I Limited Partnership; (xi) 422,694 shares of common stock sold by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 969,996 shares of common stock sold by Advent International GPE VIII-A Limited Partnership; (xiii) 196,215 shares of common stock sold by Advent International GPE VIII-E Limited Partnership; (xiv) 332,794 shares of common stock sold by Advent International GPE VIII-G Limited Partnership; (xv) 198,334 shares of common stock sold by Advent International GPE VIII-K Limited Partnership; (xvi) 180,249 shares of common stock sold by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 15,263 shares of common stock sold by Advent Partners GPE VIII Limited Partnership; (xviii) 95,123 shares of common stock sold by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 18,340 shares of common stock sold by Advent Partners GPE VIII-A Limited Partnership; (xx) 12,689 shares of common stock sold by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 150,234 shares of common stock sold by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds” and together with the Advent VIII Luxembourg Funds and the Advent VIII Cayman Funds, the “Advent VIII Funds”).

(3)
Following the reported transactions, Advent International, L.P. (“Advent”) manages funds that collectively own 27,189,784 shares of common stock of the Issuer, which are represented as follows: (i) 1,629,538 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 1,768,722 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 1,318,786 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 2,059,301 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 4,970,235 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 811,806 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 694,292 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 205,745 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 1,822,775 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 1,694,958 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 1,665,647 shares of common stock held by Advent International GPE VIII-J Limited Partnership; (xii) 3,822,311 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 773,196 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 1,311,390 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 781,542 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 710,279 shares of common stock held by Advent International GPE VIII-L Limited Partnership; (xvii) 60,145 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 374,838 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 72,272 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 50,002 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 592,004 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership.

(4)
GPE VIII GP S.à.r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à.r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Advent is the manager of Advent International GPE VIII, LLC, and Advent International GP, LLC is the general partner of Advent,  and may each be deemed to have voting and dispositive power over the shares held by the Advent VIII Funds.

(5)
The Reporting Person is a Managing Director of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of her pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.